CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Statements of Additional Information constituting part of these Post-Effective Amendment Nos. 45, 63, and 63 to the registration statements on Form N-1A (the “Registration Statements”) of our reports dated July 30, 2008 relating to the financial statements and financial highlights which appear in the May 31, 2008 Annual Report to Shareholders of John Hancock Strategic Income Fund, John Hancock Bond Fund, John Hancock Investment Grade Bond Fund, John Hancock Government Income Fund, and John Hancock High Yield Fund, which are also incorporated by reference into the Registration Statements. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, also constituting part of the Post-Effective Amendments listed above, and under the headings “Independent Registered Public Accounting Firm” in the Statements of Additional Information.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 22, 2008